SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 2, 2011
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

	Delaware	1-16725 42-1520346
	(State or other jurisdiction	(Commission file number) (I.R.S. Employer
	of incorporation)	Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

_________________________

Item 2.02. Results of Operations and Financial Condition

On May 2, 2011, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended March 31, 2011. The text of the announcement is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

99 First Quarter 2011 Earnings Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ Terrance J. Lillis
Name: Terrance J. Lillis
Title: Senior Vice President and Chief Financial
Officer

Date: May 3, 2011

EXHIBIT 99
Release: On receipt, May 2, 2011
Media contact: Susan Houser, 515-248-2268, houser.susan@principal.com
Investor contact: John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group, Inc. Announces First Quarter 2011 Results

Record assets under management of $327.4 billion at the end of first quarter 2011, an increase of 12 percent compared to first quarter 2010.

(Des Moines, Iowa) – Principal Financial Group, Inc. (NYSE: PFG) today announced results for first quarter
2011. The company reported operating earnings[1] of $231.8 million for first quarter 2011, compared to $221.4 million for first quarter 2010. Operating earnings per diluted share (EPS) were $0.71 for first quarter 2011, compared to $0.69 for first quarter 2010. The company reported net income available to common stockholders of $196.3 million, or $0.60 per diluted share for first quarter 2011, compared to $190.8 million, or $0.59 per diluted share for first quarter 2010. Operating revenues for first quarter 2011 were $2,046.7 million compared to
$1,972.5 million for the same period last year.
“The Principal® had a very solid start to 2011, including record total company assets under management, record Principal Funds sales and strong net cash flows from Principal International, Full Service
Accumulation and Principal Funds,” said Larry D. Zimpleman, chairman, president and chief executive officer of Principal Financial Group, Inc. “With the continued successful execution of our strategy and signs of a recovering economy, we expect growth across our businesses to accelerate in the quarters ahead.”
“Because of our strong financial position and flexibility going into the year, we have the opportunity to further increase shareholder value through capital deployment,” said Zimpleman. “Since year end, we’ve announced two acquisitions, the HSBC AFORE and Finisterre Capital. These businesses complement our strategy, provide additional scale and fit nicely within our existing infrastructure, which gives us potential for substantial synergies. We’re also excited about additional opportunities in 2011 to deploy capital as we continue to execute our strategy.”
“In the first quarter we delivered strong operating results on double-digit earnings growth from Principal
Global Investors, Principal Funds, Individual Annuities and U.S. Insurance Solutions,” said Terry Lillis, senior vice president and chief financial officer. “Across our business lines we’re seeing momentum continue to build, reflecting demand for our unique solutions and success of our multi-product, multi-channel distribution platform.”
“Our investment portfolio continues to perform better than expected,” added Lillis. “In addition, we are encouraged by the demand for many of the investment strategies where Principal Global Investors has a proven track record such as real estate, emerging markets and high yield.”

_________________________
[1] Use of non-GAAP financial measures is discussed in this release after Segment Highlights

Key Highlights
• Excellent sales in the company’s three key U.S. Retirement and Investor Services products in the first quarter, with $2.0 billion for Full Service Accumulation, $2.9 billion for Principal Funds and $345 million for Individual Annuities.
• Net cash flows of $870 million for Full Service Accumulation and $620 million for Principal Funds.
• Continued strong operating leverage in Principal Global Investors with 38 percent growth in first quarter
2011 operating earnings over first quarter 2010 on 6 percent growth in average assets under management.
• Principal International reported record assets under management of $48.5 billion, excluding China, as of
March 31, 2011, and net cash flows of $1.3 billion for the quarter.
• Record Specialty Benefits sales of $113 million for the quarter and a 35 percent increase in Individual
Life sales over the prior year quarter.
• Strong capital position with an estimated risk based capital ratio of 425 percent at quarter end and approximately $1.9 billion of excess capital.[2]
• Book value per share, excluding AOCI[3] increased to a record high of $28.38, up 6 percent over first quarter 2010.
• Named by Barron’s as the #3 rated Fund Family for investment performance across all asset categories in
2010 and #7 for the last decade.
• Named Investment Brand of The Year in the 2011 Harris Poll EquiTrend® Study.*

Net Income
Net income available to common stockholders of $196.3 million for first quarter 2011 reflects net realized capital losses of $52.6 million, which include:
• $32.7 million of losses related to credit gains and losses on sales and permanent impairments of fixed maturity securities, including $21.3 million of losses on commercial mortgage backed securities; and
• $5.1 million of losses on commercial mortgage whole loans.
Segment Highlights
Retirement and Investor Services
Segment operating earnings for first quarter 2011 were $159.3 million, compared to $157.0 million for the same period in 2010. Full Service Accumulation earnings were $76.0 million for first quarter 2011 as compared to $76.3 million for first quarter 2010. A 13 percent increase in average account values was substantially offset by a lower dividends received deduction accrual true-up than a year ago quarter and higher deferred policy acquisition cost (DPAC) amortization expense. Principal Funds earnings increased 18 percent from a year ago to $12.0 million, primarily due to a 19 percent increase in average account values. Individual
Annuities earnings were $37.3 million compared to $30.8 million for first quarter 2010. The variance primarily reflects favorable investment income in the quarter and record account values. The accumulation businesses[4] had record account values of $166.6 billion at March 31, 2011.

_________________________
[2] Excess capital includes cash at the holding company and capital at the life company above that needed to maintain a
350 percent NAIC risk based capital ratio for the life company.
[3] Accumulated Other Comprehensive Income
[4] Full Service Accumulation, Principal Funds, Individual Annuities and Bank and Trust Services

Operating revenues for first quarter 2011 were $1,017.8 million compared to $1,012.7 million for the same period in 2010, primarily due to higher revenues for the accumulation businesses, which improved
$51.7 million, or 7 percent, from a year ago.
Segment assets under management were $181.5 billion as of March 31, 2011, compared to $165.9 billion as of March 31, 2010.

Principal Global Investors
Segment operating earnings for first quarter 2011 were $16.6 million, compared to $12.0 million in the prior year quarter, primarily due to an increase in assets under management.
Operating revenues for first quarter were $125.3 million, compared to $113.8 million for the same period in 2010, primarily due to higher management fees and transaction fees.
Unaffiliated assets under management were $78.1 billion as of March 31, 2011, compared to $74.9 billion as of March 31, 2010.

Principal International
Segment operating earnings were $28.5 million in first quarter 2011, compared to $37.9 million in the prior year quarter, reflecting a reduced economic interest in our Brazilian joint venture.
Operating revenues were $206.2 million for first quarter 2011, compared to $181.1 million for the same period last year, primarily due to growth in assets under management.
Segment assets under management were a record $48.5 billion as of March 31, 2011 ($7.7 billion of assets in our joint venture in China are not included in reported assets under management), up from $35.7 billion as of March 31, 2010. This includes a record $5.6 billion of net cash flows over the trailing twelve months, or 16 percent of beginning of period assets under management.

U.S. Insurance Solutions
Segment operating earnings for first quarter 2011 were $59.5 million, compared to $44.1 million for the same period in 2010. Individual Life earnings were $36.5 million in the first quarter, compared to
$30.5 million in first quarter 2010, primarily due to improved mortality experience. Specialty Benefits earnings were $23.0 million in first quarter 2011, up from $13.6 million in the same period a year ago, primarily due to improved claims experience and investment performance.
Segment operating revenues for first quarter 2011 were $731.2 million compared to $692.1 million for the same period a year ago, with stronger non-qualified life insurance sales and positive trends in sales, lapses and employment in Specialty Benefits.

Corporate
Operating losses for first quarter 2011 were $32.1 million compared to operating losses of $29.6 million in first quarter 2010.

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate.
Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended Dec. 31, 2010, filed by the company with the Securities and Exchange
Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions that may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; a continuation of difficult conditions in the global capital markets and the general economy that may materially adversely affect the company’s business and results of operations; the risk from acquiring new businesses, which could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition; impairment of other financial institutions that could adversely affect the company; investment risks which may diminish the value of the company’s invested assets and the investment returns credited to customers, which could reduce sales, revenues, assets under management and net income; requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect company liquidity and expose the company to counterparty credit risk; changes in laws, regulations or accounting standards that may reduce company profitability; fluctuations in foreign currency exchange rates that could reduce company profitability; Principal Financial Group, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and regulatory restrictions on the ability of subsidiaries to pay such dividends; competitive factors; volatility of financial markets; decrease in ratings; interest rate changes;
inability to attract and retain sales representatives; international business risks; a pandemic, terrorist attack or other catastrophic event; and default of the company’s re-insurers.

Use of Non-GAAP Financial Measures
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for
U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts
U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

Earnings Conference Call
On Tuesday, May 3, 2011 at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Larry
Zimpleman and Senior Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results, asset quality and capital adequacy during a live conference call, which can be accessed as follows:
• Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
• Via telephone by dialing 800-374-1609 (U.S. and Canadian callers) or 706-643-7701 (International callers) approximately 10 minutes prior to the start of the call. The access code is 54521548.

• Replay of the earnings call via telephone is available by dialing 800-642-1687 (U.S. and Canadian callers) or 706-645-9291 (International callers). The access code is 54521548. This replay will be available approximately two hours after the completion of the live earnings call through the end of day
May 10, 2011.
• Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at:
www.principal.com/investor.

The company's financial supplement and additional investment portfolio detail for first quarter 2011 is currently available at www.principal.com/investor, and may be referred to during the call.

About the Principal Financial Group
The Principal Financial Group® (The Principal ® )[5] is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, insurance, and banking through its diverse family of financial services companies. A member of the
Fortune 500, the Principal Financial Group has $327.4 billion in assets under management[6] and serves some
16.4 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United
States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol
PFG. For more information, visit www.principal.com.

*The Principal Financial Group received the highest numerical Equity Score among Investment brands included in the 2011 Harris Poll EquiTrend® Study, which is based on opinions of 25,099 U.S.
consumers ages 15 and over surveyed online between January 11 and 27, 2011. Your opinion may differ. “Highest Ranked” was determined by a pure ranking of a sample of Investment brands.

###

_______________________
[5] “The Principal Financial Group” and “The Principal” are registered service marks of Principal Financial Services,
Inc., a member of the Principal Financial Group.
6 As of March 31, 2011

Page 8

Summary of Segment and Principal Financial Group, Inc. Results

	Operating Earnings (Loss)* *in millions*	
	Three Months Ended,	
Segment	03/31/11	03/31/10
Retirement and Investor Services	$159.3	$157.0
Principal Global Investors	16.6	12.0
Principal International	28.5	37.9
U.S. Insurance Solutions	59.5	44.1
Corporate	(32.1)	(29.6)
Operating Earnings	**231.8**	**221.4**
Net realized capital losses, as adjusted	(52.6)	(56.7)
Other after-tax adjustments	17.1	26.1
Net income available to common stockholders	**$196.3**	**$190.8**

	Per Diluted Share	
	Three Months Ended,	
	03/31/11	03/31/10
Operating Earnings	**$0.71**	**$0.69**
Net realized capital losses, as adjusted	(0.16)	(0.18)
Other after-tax adjustments	0.05	0.08
Net income available to common stockholders	**$0.60**	**$0.59**
Weighted-average diluted common shares outstanding	**324.7**	**322.1**

***Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders**
Management uses operating earnings, which excludes the effect of net realized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.

Page 9

Principal Financial Group, Inc.
Results of Operations
(in millions)

	Three Months Ended, 3/31/11	Three Months Ended, 3/31/10
Premiums and other considerations	$ 571.2	$ 550.0
Fees and other revenues	593.6	540.7
Net investment income	881.9	881.8
Total operating revenues	2,046.7	1,972.5
Benefits, claims and settlement expenses	1,018.5	1,039.1
Dividends to policyholders	53.6	56.5
Commissions	149.7	139.6
Capitalization of DPAC	(127.0)	(123.8)
Amortization of DPAC	81.2	60.3
Depreciation and amortization	20.0	18.6
Interest expense on corporate debt	30.5	29.4
Compensation and other	501.6	464.8
Total expenses	1,728.1	1,684.5
Operating earnings before tax, noncontrolling interest and preferred stock dividends	318.6	288.0
Less:		
Income tax	77.5	57.8
Operating earnings attributable to noncontrolling interest	1.1	0.6
Preferred stock dividends	8.2	8.2
Operating earnings	$ 231.8	$ 221.4
Net realized capital losses, as adjusted	(52.6)	(56.7)
Other after-tax adjustments	17.1	26.1
Net income available to common stockholders	$ 196.3	$ 190.8

Selected Balance Sheet Statistics

	Period Ended, 3/31/11	Period Ended, 12/31/10	Period Ended, 3/31/10
Total assets (in billions)	$ 147.5	$ 145.6	$ 140.8
Total common equity (in millions)	$ 9,645.6	$ 9,185.8	$ 8,013.6
Total common equity excluding accumulated other comprehensive income (in millions)	$ 9,120.1	$ 8,913.4	$ 8,591.5
End of period common shares outstanding (in millions)	321.3	320.4	319.7
Book value per common share	$ 30.02	$ 28.67	$ 25.07
Book value per common share excluding accumulated other comprehensive income	$ 28.38	$ 27.82	$ 26.87

Page 10

Principal Financial Group, Inc.
Reconciliation of Non-GAAP Financial Measures to U.S. GAAP
(in millions, except as indicated)

	Three Months Ended,	
	3/31/11	3/31/10
Diluted Earnings Per Common Share:		
Operating earnings	0.71	0.69
Net realized capital losses	(0.16)	(0.18)
Other after-tax adjustments	0.05	0.08
Net income available to common stockholders	0.60	0.59
Book Value Per Common Share Excluding Accumulated Other Comprehensive Income:		
Book value per common share excluding accumulated other comprehensive income	28.38	26.87
Net unrealized capital gains (losses)	1.91	(0.57)
Foreign currency translation	0.16	(0.02)
Net unrecognized postretirement benefit obligations	(0.43)	(1.21)
Book value per common share including accumulated other comprehensive income	30.02	25.07
Operating Revenues:		
RIS	1,017.8	1,012.7
PGI	125.3	113.8
PI	206.2	181.1
USIS	731.2	692.1
Corporate	(33.8)	(27.2)
Total operating revenues	2,046.7	1,972.5
Net realized capital losses and related adjustments	(81.8)	(69.8)
Exited businesses	254.9	361.3
Total GAAP revenues	2,219.8	2,264.0
Operating Earnings:		
RIS	159.3	157.0
PGI	16.6	12.0
PI	28.5	37.9
USIS	59.5	44.1
Corporate	(32.1)	(29.6)
Total operating earnings	231.8	221.4
Net realized capital losses	(52.6)	(56.7)
Other after-tax adjustments	17.1	26.1
Net income available to common stockholders	196.3	190.8
Net Realized Capital Gains (losses):		
Net realized capital losses, as adjusted	(52.6)	(56.7)
Periodic settlements and accruals on non-hedge derivatives	22.3	24.7
Amortization of DPAC and sale inducement costs	(25.6)	14.8
Certain market value adjustments of embedded derivatives	(3.8)	(2.2)
Capital gains distributed	8.7	2.0
Tax impacts	(26.1)	(31.2)
Noncontrolling interest capital gains (losses)	17.5	4.0
Recognition of front-end fee revenues	1.5	(0.4)
Capital gains (losses) associated with exited medical business	0.1	(0.5)
GAAP net realized capital losses	(58.0)	(45.5)
Other After Tax Adjustments:		
Earnings associated with exited businesses	17.1	33.9
Tax impact of healthcare reform	-	(7.8)
Total other after-tax adjustments	17.1	26.1